UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2023
INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-06217		94-1672743
(State or other jurisdiction	(Commission		(IRS Employer
of incorporation)	File Number)		Identification No.)

2200 Mission College Boulevard,	Santa Clara,	California	95054-1549
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment and Restatement of 2006 Equity Incentive Plan

The Board of Directors (the "Board") of Intel Corporation (the "Company") previously approved, subject to stockholder approval, an amendment and restatement of the Company's 2006 Equity Incentive Plan (the “EIP”). As described below under Item 5.07, the Company's stockholders approved the amended and restated EIP at the 2023 Annual Stockholders’ Meeting held on May 11, 2023 (the “Annual Meeting”). The amended and restated EIP became effective upon stockholder approval and, among other changes, extended the term of the plan for an additional one year and increased by 150 million the number of shares available under the EIP, as described under Proposal 4 of the Company's definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on March 31, 2023 (the "Proxy Statement"), which description is incorporated herein by reference.

The foregoing description of the amended and restated EIP is qualified in its entirety by reference to the text of the amended and restated EIP, which is set forth in Appendix C to Proxy Statement.

Item 5.07    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, a total of 3,237,246,055 shares of the Company's common stock were present or represented by proxy, representing 77.6% of the 4,171,072,249 shares outstanding as of the close of business on March 17, 2023, the record date for the determination of stockholders entitled to vote at the Annual Meeting.

The following are the voting results on the seven proposals considered and voted upon at the Annual Meeting, all of which were described in the Proxy Statement.

Proposal 1. Election of Directors - All Directors Re-Elected

Nominee	For	Against	Abstain	Broker Non-Votes
Patrick P. Gelsinger	2,635,339,000	26,427,495	11,344,245	564,135,315
James J. Goetz	2,595,208,241	65,508,751	12,393,748	564,135,315
Andrea J. Goldsmith	2,624,462,892	36,952,466	11,695,382	564,135,315
Alyssa H. Henry	2,590,053,417	58,672,096	24,385,227	564,135,315
Omar Ishrak	2,594,868,386	66,045,635	12,196,719	564,135,315
Risa Lavizzo-Mourey	2,568,740,617	92,241,275	12,128,848	564,135,315
Tsu-Jae King Liu	2,616,314,829	44,754,656	12,041,255	564,135,315
Barbara G. Novick	2,620,938,473	40,117,589	12,054,678	564,135,315
Gregory D. Smith	2,617,024,877	43,706,831	12,379,032	564,135,315
Lip-Bu Tan	2,635,136,206	25,847,000	12,127,534	564,135,315
Dion J. Weisler	2,575,409,150	85,363,275	12,338,315	564,135,315
Frank D. Yeary	2,568,433,229	92,818,441	11,859,070	564,135,315

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm - Approved

For	Against	Abstain	Broker Non-Votes
3,054,581,918	170,811,154	11,852,983	—

Proposal 3. Advisory Vote to Approve Compensation of Named Executive Officers - Approved

For	Against	Abstain	Broker Non-Votes
2,438,830,627	215,384,345	18,895,768	564,135,315

Proposal 4. Approval of Amendment and Restatement of the 2006 Equity Incentive Plan - Approved

For	Against	Abstain	Broker Non-Votes
2,039,333,784	616,560,653	17,216,303	564,135,315

Proposal 5. Advisory Vote on the Frequency of Holding Future Advisory Votes on Compensation of Named Executive Officers - 1 Year Approved

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
2,598,055,247	8,327,910	54,345,912	12,381,671	564,135,315

Additional Disclosure Regarding Frequency of Stockholder Advisory Vote on Executive Compensation

Based on the voting result at the Annual Meeting, the Board has determined to provide for a stockholder advisory vote on executive compensation on an annual basis.

Proposal 6. Stockholder Proposal Requesting an Executive Stock Retention Period Policy and Reporting - Not Approved

For	Against	Abstain	Broker Non-Votes
698,982,897	1,933,593,553	40,534,290	564,135,315

Proposal 7. Stockholder Proposal Requesting Commission and Publication of a Third Party Review of Intel’s China Business ESG Congruence - Not Approved

For	Against	Abstain	Broker Non-Votes
115,115,642	2,516,980,767	41,014,331	564,135,315

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)

Date:	May 16, 2023	By:	/s/ April Miller Boise
April Miller Boise
Executive Vice President and Chief Legal Officer